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                                                                    EXHIBIT 99.7

                            CONSENT OF PERRY J. LEWIS


         I hereby consent to being named as a person who will become a director of Clear Channel Communications, Inc., a Texas corporation ("Clear Channel"), in connection with the consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated October 2, 1999, among Clear Channel, CCU Merger Sub, Inc. and AMFM Inc., in the Registration Statement on Form S-4 to be filed by Clear Channel with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.


                                               /s/ PERRY J. LEWIS
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                                              Perry J. Lewis

                                              Date: March 14, 2000
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